Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

First Priority Financial Corp.

Malvern, Pennsylvania

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated March 23, 2018, relating to the consolidated financial statements of First Priority Financial Corp., which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

May 31, 2018